Exhibit 99.1
News release via Canada NewsWire, Toronto 416-863-9350

    Attention Business/Financial Editors:
    Western Goldfields Announces Third Quarter Results

    <<
    -   All third-quarter milestones achieved to bring Mesquite Mine into full production
    -   Mine fleet deliveries and construction program on schedule
    -   Full production expected January 2008
    >>

    TORONTO, Nov. 1 /CNW/ - Western Goldfields Inc. (TSX:WGI, OTC
BB:WGDFF.OB) today announced financial results for the nine-month and three-month periods ended September 30, 2007. The Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States (US GAAP). Dollar amounts are expressed in U.S.
dollars unless otherwise stated.
    "Western Goldfields continued to make excellent progress through the third quarter towards our goal of bringing the Mesquite Mine into full production in January 2008," reported Mr. Randall Oliphant, Chairman. "We continue to meet the milestones we have set. Everything is now in place to make Mesquite a successful producing mine and to establish a platform for the growth of Western Goldfields."
    "Completion of the term loan facility for $105 million in May secured the financing for the project," continued Mr. Oliphant. "The equity financing in early October of $33.5 million provides us with additional financial flexibility as we seek out new investment opportunities."
    "Eleven of the fourteen mine haul units on order were commissioned by quarter-end and we are pleased at the capabilities of the units," said Mr.
Raymond Threlkeld, President and Chief Executive Officer. "Pre-stripping operations are now well advanced, new ore is being placed on the leach pad and we look forward to achieving commercial production in January 2008. Once we have achieved full production, the Company will commence further exploration activities at Mesquite."

    Financing Transactions
    ----------------------
    In the first quarter of 2007, the Company completed a common share equity financing at a price of C$2.25 per share, which provided net proceeds of $59.2 million. On March 30, 2007, the Company entered into a term loan facility under which the Company will be able to borrow up to $105 million, of which
$87.3 million is available for development of Mesquite. The balance will be available for other corporate purposes until late 2009. As required under the terms of the loan facility, the Company has entered into hedging contracts for the forward sale of 429,000 ounces of gold at a price of $801 per ounce during the period July 2008 to December 2014. On October 12, 2007, the Company
completed a further common share equity financing at a price of C$3.05 per share, which provided net proceeds of $33.5 million.

    Mesquite Mine Development
    -------------------------
    Capital spending on the project to September 30, 2007 is $80.8 million of which $63.4 million relates to the mining fleet and $17.4 million relates to other plant and infrastructure upgrades. Since late in the first quarter of
2007, Western Goldfields has been vigorously executing its expansion program at Mesquite. Accomplishments to date include:

    <<
    -   Leach pad expansion project is approximately 50% complete;
    -   Two O&K RH340 45 cubic yard hydraulic shovels were delivered to the site from Germany, commissioning is complete and the units are now in service;
    -   Eleven Terex 205-ton haul trucks have been delivered to the site, have been commissioned and are now engaged in pre-stripping operations;
    -   Three more trucks are on schedule for delivery by year-end;
    -   New truck maintenance facility is under construction;
    -   Various site reclamation activities have been completed, including regulatory approval of the Vista heap leach pad closure and the removal and salvage of redundant facilities; and
    -   All planned senior mine staff positions have been filled with highly qualified individuals.
    >>

    Financial Results
    -----------------
    Western Goldfields reports a net loss to common shareholders for the nine months ended September 30, 2007 of $43.0 million, or $0.39 per share (basic and diluted), and for the three months ended September 30, 2007 of
$36.4 million, or $0.31 per share. The net loss for the nine and three month periods includes non-cash losses of $27.6 million and $28.3 million, respectively, resulting from the mark-to-market of forward gold sales contracts. The net loss to common shareholders for the nine months ended
September 30, 2006, was $8.4 million, or $0.14 per share (basic and diluted), and for the three months ended September 30, 2006, was $2.0 million, or $0.02 per share. Gold sales for the nine months ended September 30, 2007 were 6,101 ounces and for the three months ended September 30, 2007 were 1,876 ounces.
Gold sales for the nine months ended September 30, 2006 were 11,445 ounces and for the three months ended September 30, 2006 were 3,070 ounces. These losses are in line with the Company's plan during its startup period.

    Liquidity and Capital Resources
    -------------------------------
    At September 30, 2007, the Company's available cash balance was
$18.0 million, restricted cash was $7.5 million and working capital was
$23.6 million. Subsequent to quarter-end the Company received a further
$33.5 million as proceeds of a further common share equity issue. This represents a significant improvement in the Company's financial position since
December 31, 2006 when it reported cash of $5.5 million and working capital
$4.6 million. The improved liquidity is due primarily to the equity offering of common shares in the first quarter of 2007 which raised net proceeds of
$59.2 million. Liquidity was also improved through the conversion of warrants and the exercise of stock options for proceeds of $3.4 million. In addition, at September 30, 2007 the Company had $53.9 million of available capacity under the term loan facility.

    Western Goldfields Inc.
    -----------------------
    Western Goldfields is a gold producer focused on completing the expansion of its Mesquite Mine, located in Imperial County, California, and returning the mine to full production. With a 2.8 million ounce gold reserve, and total resources of 3.9 million ounces inclusive of reserves, the Company is the only multi-million ounce US gold reserve not controlled by a major gold company.
The Company is fully permitted and fully funded, and estimates average production of 160,000-170,000 ounces of gold annually during the first eight years of mine life. In June 2007, Western Goldfields announced that its production schedule has been moved ahead by one full quarter, which will bring the company into full production by January 2008. Western Goldfields Inc. is listed on the Toronto Stock Exchange and trades under the symbol WGI, and is quoted on the OTCBB under the symbol WGDFF.OB. For further details regarding the mineral reserves and mineral resources at Mesquite, please visit
www.westerngoldfields.com.

    Further Information
    -------------------
    For further information about the financial results of the Company, see the unaudited interim financial statements of the Company for the nine months ended September 30, 2007 and the related management's discussion and analysis, which will be filed on Form 10-QSB with the U.S. Securities and Exchange
Commission and the applicable Canadian securities regulatory authorities and will be available under the profile of the Company on EDGAR and SEDAR.

    Forward-Looking Information
    ---------------------------
    Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities
Litigation Reform Act of 1995 and similar Canadian legislation. Such forward-looking statements are identified by words such as "intends",
"anticipates", "believes", "expects", "plans" and "hopes" and include, without limitation, statements regarding the Company's plan of business operations, timing and costs to recommence commercial production, economic viability of the Mesquite Mine, production and cost estimates, financing options, including entering into a debt financing arrangement, and the consequences thereof, potential contractual arrangements, receipt of working capital, anticipated revenues, exercise of outstanding warrants, and capital and operating expenditures. These forward-looking statements are based on the best estimates of management at the time such statements are made. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements. Factors that could cause actual results to differ materially include, among others, those set forth in the Company's Annual Report on Form 10-KSB for the year ended December 31,
2006 filed with the U.S. Securities and Exchange Commission, under the caption, "Risk Factors". Most of these factors are outside the control of the
Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulation, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

    Cautionary Note to U.S. Investors Concerning Estimates of Measured,
    Indicated and Inferred Resources
    -------------------------------------------------------------------------
    This press release uses the terms "measured", "indicated" and/or
"inferred" mineral resources. United States investors are advised that while such terms are recognized by Canadian regulations, the United States
Securities and Exchange Commission does not recognize them. United States investors are cautioned not to assume that all or any part of mineral resources will ever be converted into mineral reserves. Inferred mineral resources have a great amount of uncertainty as to their existence, and as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or other economic studies. United States investors are cautioned not to assume that all or any part of an inferred mineral resource exists, or is economically or legally mineable.

    The technical information contained in this press release has been prepared under the supervision of Wes Hanson, a qualified person under NI
43-101. Mr. Hanson is an officer of Western Goldfields.

    <<
                           WESTERN GOLDFIELDS INC.
                         CONSOLIDATED BALANCE SHEETS
                                 (Unaudited)
                                                  September 30,  December 31,
                                                  ------------- -------------
                                                       2007          2006
    ASSETS
      CURRENT ASSETS
        Cash                                      $ 18,038,341  $  5,502,535
        Restricted Cash                              7,500,000             -
        Receivables                                    128,873       223,507
        Inventories                                  2,378,899       511,663
        Prepaid expenses                             1,826,246       841,636
                                                  ------------- -------------
          TOTAL CURRENT ASSETS                      29,872,359     7,079,341
                                                  ------------- -------------

      Property, plant, and equipment, net of
       accumulated amortization                     69,325,464     4,328,512
      Construction in progress                      13,222,505     2,880,775
      Investments - reclamation and remediation      8,555,114     6,337,006
      Long-term deposits                               342,926       329,146
      Long-term prepaid expenses                     1,590,847     1,009,555
      Deferred debt issuance and stock
       offering costs                                3,342,675       250,000
                                                  ------------- -------------
          TOTAL OTHER ASSETS                        96,379,531    15,134,994
                                                  ------------- -------------

    TOTAL ASSETS                                  $126,251,890  $ 22,214,335
                                                  ------------- -------------
                                                  ------------- -------------

    LIABILITIES & STOCKHOLDERS' EQUITY
      CURRENT LIABILITIES
        Accounts payable                          $  4,735,977  $  1,663,080
        Accounts payable to related party               15,156        31,165
        Accrued expenses                             1,181,107       835,740
        Accrued interest                               291,905             -
                                                  ------------- -------------
          TOTAL CURRENT LIABILITIES                  6,224,145     2,529,985
                                                  ------------- -------------

      LONG-TERM LIABILITIES
        Mark-to-market loss on gold hedging
         contracts                                  27,572,494             -
        Loan payable                                51,107,815             -
        Reclamation and remediation
         liabilities                                 4,909,939     4,805,473
                                                  ------------- -------------

          TOTAL LIABILITIES                         89,814,393     7,335,458
                                                  ------------- -------------

      COMMITMENTS AND CONTINGENCIES                          -             -

      STOCKHOLDERS' EQUITY
        Common stock, of no par value, unlimited
         shares authorized; 118,774,335 and
         78,452,876 shares issued and
         outstanding, respectively                  97,173,005    32,884,798
        Stock options and warrants                   7,957,442     7,674,270
        Accumulated deficit                        (68,692,950)  (25,678,233)
        Accumulated other comprehensive income               -        (1,958)
                                                  ------------- -------------
          TOTAL STOCKHOLDERS' EQUITY                36,437,497    14,878,877
                                                  ------------- -------------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $126,251,890  $ 22,214,335
                                                  ------------- -------------
                                                  ------------- -------------

                           WESTERN GOLDFIELDS INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                       AND COMPREHENSIVE INCOME (LOSS)
                                 (Unaudited)

                           Three Months Ended          Nine Months Ended
                             September 30,               September 30,
                      --------------------------- ---------------------------
                           2007          2006          2007          2006
                      ------------- ------------- ------------- -------------

    REVENUES
      Revenues from
       gold sales     $  1,281,229  $  1,897,155  $  4,060,106  $  6,776,098
                      ------------- ------------- ------------- -------------

    COST OF GOODS SOLD
      Mine operating
       costs             6,066,818     2,239,154    11,741,304     7,116,338
      Amortization and
       accretion         1,609,092       342,248     2,361,410       989,492
      Royalties             49,726        72,475       154,086       255,718
      Reclamation cost
       recovery                  -    (1,459,859)            -    (1,459,859)
                      ------------- ------------- ------------- -------------
                         7,725,636     1,194,018    14,256,800     6,901,689
                      ------------- ------------- ------------- -------------

    GROSS PROFIT (LOSS) (6,444,407)      703,137   (10,196,694)     (125,591)
                      ------------- ------------- ------------- -------------

    EXPENSES
      General and
       administrative      958,085     1,102,603     3,180,575     3,278,207
      Stock based
       compensation        661,892       868,208     1,950,446     2,638,364
      Severance costs
       payable in
       common shares             -       547,200             -       547,200
      Exploration         (272,774)      251,104       759,152       962,321
                      ------------- ------------- ------------- -------------
                         1,347,203     2,769,115     5,890,173     7,426,092
                      ------------- ------------- ------------- -------------

    OPERATING LOSS      (7,791,610)   (2,065,978)  (16,086,867)   (7,551,683)
                      ------------- ------------- ------------- -------------

    OTHER INCOME
     (EXPENSE)

      Interest income      341,213        88,839     1,383,466       267,453
      Interest expense    (456,522)            -      (457,361)      (20,434)
      Agency and
       commitment fees    (149,579)            -      (390,829)            -
      Amortization of
       deferred debt
       issuance costs     (117,601)            -      (227,145)            -
      Unrealized loss on
       mark-to-market
       gold hedging
       contracts       (28,331,371)            -   (27,572,494)            -
      Gain on
       extinguishment
       of debt                   -             -             -       142,949
      Gain (Loss) on
       foreign currency
       exchange             89,022        (7,645)      294,072        (7,645)
      Gain (Loss) on
       sale of assets       42,441             -        42,441       (18,837)
      Expenses of
       Romarco
       merger
       termination               -             -             -    (1,225,000)
                      ------------- ------------- ------------- -------------
                       (28,582,397)       81,194   (26,927,850)     (861,514)
                      ------------- ------------- ------------- -------------

    LOSS BEFORE INCOME
     TAXES             (36,374,007)   (1,984,784)  (43,014,717)   (8,413,197)

    INCOME TAXES                 -             -             -             -
                      ------------- ------------- ------------- -------------

    NET LOSS           (36,374,007)   (1,984,784)  (43,014,717)   (8,413,197)

    PREFERRED STOCK
     DIVIDENDS                   -             -             -       (16,979)
                      ------------- ------------- ------------- -------------

    NET LOSS TO COMMON
     STOCKHOLDERS      (36,374,007)   (1,984,784)  (43,014,717)   (8,430,176)

    OTHER COMPREHENSIVE
     INCOME
      Foreign currency
       translation
       adjustment            8,131         6,610             -         2,797
                      ------------- ------------- ------------- -------------

    NET COMPREHENSIVE
     LOSS             $(36,365,876) $ (1,978,174)  (43,014,717) $ (8,410,400)
                      ------------- ------------- ------------- -------------
                      ------------- ------------- ------------- -------------

    BASIC AND DILUTED
     NET LOSS PER
     SHARE            $      (0.31) $      (0.02)        (0.39) $      (0.14)
                      ------------- ------------- ------------- -------------
                      ------------- ------------- ------------- -------------

    WEIGHTED AVERAGE
     NUMBER OF COMMON
     SHARES
     OUTSTANDING       118,281,240    68,009,489   111,628,367    60,063,849
                      ------------- ------------- ------------- -------------
                      ------------- ------------- ------------- -------------

    WESTERN GOLDFIELDS INC.
    CONSOLIDATED STATEMENTS OF CASH FLOWS

                           Three Months Ended          Nine Months Ended
                             September 30,               September 30,
                      --------------------------- ---------------------------
                           2007          2006          2007          2006
                      ------------- ------------- ------------- -------------
                                                                   updated
    CASH FLOWS FROM
     OPERATING
     ACTIVITIES
      Net loss        $(36,374,007) $ (1,984,784) $(43,014,717) $ (8,413,197)
      Adjustments to
       reconcile net
       loss to net
       cash provided
       (used) by
       operating
       activities:

        Amortization     1,530,576       277,590     2,122,983       807,099
        Amortization
         of deferred
         debt
         issuance
         costs             117,601             -       227,145             -
        Accretion
         expense            84,294        67,538       252,882       185,273
        Reclamation
         cost recovery           -    (1,459,859)            -    (1,459,859)
        Reclamation
         costs incurred          -       (69,695)            -       (69,695)
        Gain on sale of
         assets and
         investments       (42,441)            -       (42,441)       18,837
        Interest on
         investments -
         reclamation and
         remediation      (106,270)        1,003      (276,539)     (150,693)
        Common stock
         issued for
         exploration
         assets and
         services                -             -             -       136,500
        Common stock
         issued in
         respect of
         severance
         agreements              -       547,200             -       547,200
        Stock based
         compensation      661,892       635,207     1,950,446     2,638,364
        Mark-to-market
         loss on gold
         hedging
         contracts      28,331,371             -    27,572,494             -
        Warrants issued
         for services
         of consultant           -       233,000             -       233,000
        Changes in
         assets and
         liabilities:
        Decrease
         (increase) in:
          Restricted
           cash                  -             -    (7,500,000)            -
          Accounts
           receivable       18,479      (130,571)       94,634      (141,581)
          Inventories   (1,827,345)      190,722    (1,867,236)      419,935
          Prepaid
           expenses     (1,018,973)       45,049    (1,565,902)      148,768
          Long term
           deposits         (4,556)       (2,430)      (13,780)       (7,302)
        Increase
         (decrease) in:                        -
          Accounts
           payable       1,285,607      (264,581)      336,824      (436,445)
          Accounts
           payable -
           related
           parties         (10,231)      (84,507)      (16,009)       33,694
          Accrued
           expenses        144,806      (171,293)      345,366       150,962
          Accrued
           expenses -
           related
           parties               -             -             -       (45,835)
          Accrued
           interest
           expense         291,905             -       291,905       (48,695)
          Accrued
           agency and
           commitment
           fees           (241,250)            -             -             -
                      ------------- ------------- ------------- -------------
    Net cash provided
     (used) by
     operating
     activities         (7,158,542)   (2,170,411)  (21,101,945)   (5,453,671)
                      ------------- ------------- ------------- -------------
    CASH FLOWS FROM
     INVESTING
     ACTIVITIES
      Purchase of
       property &
       equipment,
       including
       construction
       in progress     (43,304,571)      (85,290)  (74,681,081)     (473,069)
      Increase in
       reclamation
       and remediation
       investment                -             -    (2,090,094)            -
                      ------------- ------------- ------------- -------------
    Net cash provided
     (used) by
     investing
     activities        (43,304,571)      (85,290)  (76,771,175)     (473,069)
                      ------------- ------------- ------------- -------------
    CASH FLOWS FROM
     FINANCING
     ACTIVITIES
      Term loan advances
       (repayments)     51,107,815             -    51,107,815    (2,205,186)
      Deferred debt
       issuance costs   (2,469,747)            -    (3,319,820)            -
      Common stock
       issued for cash           -             -    59,191,196     4,012,000
      Warrants issued
       for cash                  -             -             -     1,988,000
      Exercise of options
       to purchase common
       stock               408,200    (3,650,250)      909,183             -
      Exercise of warrants
       to purchase common
       stock               705,000     5,286,238     2,520,552     5,286,238
      Preferred stock
       dividends                 -             -             -       (51,354)
                      ------------- ------------- ------------- -------------
    Net cash provided
     (used) by financing
     activities         49,751,268     1,635,988   110,408,926     9,029,698
                      ------------- ------------- ------------- -------------

    Change in cash        (711,845)     (619,713)   12,535,806     3,102,958

    Cash, beginning of
     period             18,750,186     3,775,058     5,502,535        52,387
                      ------------- ------------- ------------- -------------

    Cash, end of
     period           $ 18,038,341   $ 3,155,345  $ 18,038,341  $  3,155,345
                      ------------- ------------- ------------- -------------
                      ------------- ------------- ------------- -------------

    SUPPLEMENTAL CASH
     FLOW DISCLOSURES:
      Interest paid
       (received)     $    164,617   $      (300) $    165,456  $     69,130
                      ------------- ------------- ------------- -------------
                      ------------- ------------- ------------- -------------

    NON-CASH FINANCING
     AND INVESTING
     ACTIVITIES:
        Stock, options
         and warrants
         issued for
         services     $    661,892   $   635,207  $  1,950,446  $  2,638,364
        Exploration fees
         and assets paid
         by issuance of
         stock        $          -   $         -  $          -  $    136,500
        Equipment
         purchases
         included in
         accounts
         payable      $ (9,093,639)  $         -  $  2,738,144  $          -
        Deferred debt
         issuance costs
         included in
         accrued
         expenses     $ (2,328,277)  $         -  $          -  $          -

    >>

    %CIK: 0001394186

    /For further information: please visit www.westerngoldfields.com, or contact: Ray Threlkeld, President and Chief Executive Officer, (416) 324-6005,
rthrelkeld(at)westerngoldfields.com; Brian Penny, Chief Financial Officer, (416)
324-6002, info(at)westerngoldfields.com; Julie Taylor Pantziris, Director,
Regulatory Affairs and Investor Relations, (416) 324-6015,
jtaylor(at)westerngoldfields.com/
    (WGDFF WGI.)

CO:  Western Goldfields Inc.

CNW 10:24e 01-NOV-07